EX-99.77Q1 OTHR EXHB

Exhibit 7C
Addendum to Question 7.C on Form N-SAR

List the names of each series and give a consecutive number to each series in excess of the 99 consecutive series permitted by the form.
Please refer to the most recent shareholders report for additional information concerning these funds.

Series Number	Series Name	Is this the last filing for this series? (Y/N)
100	JNL Multi-Manager Mid Cap Fund	N
101	JNL/ClearBridge Large Cap Growth Fund	N
102	JNL/DFA Growth Allocation Fund	N
103	JNL/DFA Moderate Allocation Fund	N
104	JNL/GQG Emerging Markets Equity Fund	N
105	JNL/Invesco Diversified Dividend Fund	N
106	JNL/Mellon Capital Consumer Staples Sector Fund	N
107	JNL/Mellon Capital Industrials Sector Fund	N
108	JNL/Mellon Capital Materials Sector Fund	N
109	JNL/Mellon Capital MSCI KLD 400 Social Index Fund	N
110	JNL/Mellon Capital Real Estate Sector Fund	N
111	JNL/Mellon Capital S&P 1500 Growth Index Fund	N
112	JNL/Mellon Capital S&P 1500 Value Index Fund	N
113	JNL S&P 500 Index Fund	N
114	JNL/PIMCO Income Fund	N
115	JNL/Vanguard Capital Growth Fund	N
116	JNL/Vanguard Equity Income Fund	N
117	JNL/Vanguard Global Bond Market Index Fund	N
118	JNL/Vanguard Growth Allocation Fund	N
119	JNL/Vanguard International Fund	N
120	JNL/Vanguard International Stock Market Index Fund	N
121	JNL/Vanguard Moderate Allocation Fund	N
122	JNL/Vanguard Moderate Growth Allocation Fund	N
123	JNL/Vanguard Small Company Growth Fund	N
124	JNL/Vanguard US Stock Market Index Fund	N